UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 17, 2011

LIFEWAY FOODS, INC.
(Exact name of registrant as specified in its charter)

ILLINOIS	0-17363	36-3442829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6431 West Oakton St. Morton Grove, IL		60053
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (847) 967-1010

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

Lifeway Foods, Inc. (the “Company”) held its Annual Meeting of Shareholders on June 17, 2011.  Proxies for the meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934.  There was no solicitation of proxies in opposition to management’s nominees as listed in the proxy statement and all six (6) of management’s nominees were elected to our Board of Directors.  Details of the voting are provided below.

Proposal 1 – Election of Directors

The Company’s Shareholders elected six (6) members of the Company’s Board of Directors to serve until the 2012 Annual Meeting of Shareholders (or until successors are elected or directors resign or are removed).  The final voting results were as follows:

Director	For	Withheld	Broker Non-Votes

Ludmila Smolyansky	13,370,490	699,438	1,627,742

Julie Smolyansky	13,371,490	698,438	1,627,742

Pol Sikar	13,456,588	613,340	1,627,742

Renzo Bernardi	14,053,733	16,195	1,627,742

Gustavo Carlos Valle	13,998,159	71,769	1,627,742

Eugene B. Katz	14,046,348	23,580	1,627,742

Proposal 2 – Auditor Ratification

The Company’s Shareholders ratified the Board of Director’s appointment of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for 2011.  The final voting results were as follows:

	For	Against	Abstain	Broker Non-Votes

Plante & Moran, PLLC	12,191,937	36,639	3,469,094	0

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEWAY FOODS, INC.
Dated: June 22, 2011	By:	/s/ Edward Smolyansky
Edward Smolyansky
Chief Financial Officer and Accounting Officer and Treasurer

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